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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) [MARCH 31, 1998]


                                GARGOYLES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON                         0-21355                    91-1247269
(STATE OF INCORPORATION)         (COMMISSION                (IRS EMPLOYER
                                 FILE NUMBER)             IDENTIFICATION NO.)

                             20121 48TH AVENUE WEST
                           LYNNWOOD, WASHINGTON 98036
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


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ITEM 5.   OTHER EVENTS.

         On April 3, 1998, Gargoyles, Inc. (Nasdaq:GOYL) reported sales and operating results for the year ended December 31, 1997.

         The Company's net sales increased to $41.0 million for the year ended December 31, 1997 from $33.1 million for the year ended December 31, 1996. The increase was primarily the result of (i) increased sales of Gargoyles and Hobie brand products through retail channels other than Sunglass Hut, (ii) sales from the Company's subsidiaries, Sungold Eyewear, Inc. and Private Eyes Sunglass Corporation, which were acquired in second quarter 1997, (iii) and sales of Timberland Eyewear products, introduced in March, 1997. Sales from these new brands totaled $18.5 million. Sales increases were partially offset by an unprecedented level of merchandise returns from key customers, including Sunglass Hut, and from certain distributors. As a result, the Company processed approximately $10.7 million in sales returns in 1997.

        The Company reported a net loss of $14.4 million or $1.94 per share for the year ended December 31, 1997, compared to a net loss of $2.9 million or $.47 per share for the year ended December 31, 1996. A number of developments adversely affected the financial performance of the Company in 1997.

        In early 1997, the Company entered into firm commitments for the purchase of inventory and increased its product inventories to meet projected 1997 needs based on historical growth trends and to avoid the repetition of order fulfillment problems experienced in prior years. In addition, the Company increased its sales and marketing expenses by almost $10 million to support the Gargoyles and Hobie brands and the brands acquired through the Company's acquisition of Sungold and Private Eyes. General and administrative expenses increased $4.6 million in 1997 to support the acquired businesses and anticipated internal growth.

        The Company determined that its level of post-acquisition expenditure and infrastructure commitment exceeded that required to support the Company's ongoing sales and operational efforts and took steps to consolidate a majority of its operations to a new facility in Lynnwood, Washington, and evaluated certain other assets. As a result of these efforts, in the fourth quarter of 1997 the Company recognized expenses related to write-offs of obsolete production-related assets of $720,000, employee severance payments and benefits of $350,000, estimated lease obligations and other costs associated with the relocation of its Kent, Washington and Norwell, Massachusetts facilities of $704,000, and a write-off of $220,000 in leasehold improvements associated with the relocated facilities. In addition, the Company recognized an expense of $729,000 related to the write-off of certain trade credits and recognized a $611,000 reserve against notes receivable from the Company's former CEO.

     During the year, the Company also increased its aggregate inventory and sales return reserves from $797,873 at December 31, 1996 to $3,957,300 at December 1997 to reflect the acquisitions of Sungold and Private Eyes and business conditions experienced during the year.

     At December 31, 1997, borrowings under the Company's credit facility with its primary lender totaled $29.2 million and no additional borrowings were available. At the Company's request, the facility was restructured in January 1998 to revise financial covenants and to reschedule payments. Under the revised credit facility, the Company is required to make a principal payment of $5.5 million on September 30, 1998 and another principal payment of $2.75 million on December 31, 1998.

     On March 31, 1998, the Company reached an agreement in principle with its lender to further amend the credit facility to waive noncompliance with certain covenants, to reschedule principal payments until January 1999, and to further revise financial covenants, the specific terms of which covenants are currently under negotiation. The agreement retains a covenant requiring the Company to deliver its financial statements together with an opinion of its independent auditors, free of material qualifications, to the lender by April 30, 1998. The Company has deferred filing its financial statements with the Securities and Exchange Commission pending analysis of the effect of the revised credit facility upon the financial statements, and completion of the audit.

     Management believes that the Gargoyles brand, together with the new brands acquired through acquisitions and licensing arrangements, offer significant opportunities for sales growth if properly managed. The Company has been working to solidify its relationships with its suppliers, and arrangements have been made to schedule payments of obligations to certain suppliers. The Company's restructured management intends to take a number of steps to address the causes and results of the Company's 1997 financial performance. In addition to working with the Company's lender and key suppliers, management is seeking to reduce expenses to levels that can be sustained by operations.

     The Company is exploring various options designed to maximize shareholder value, including the possible sale of equity or convertible debt securities to fund working capital and, in part, to finance the January loan payments. Failure of operations or the Company's expense reduction efforts to meet the Company's expectations, unanticipated expenses, third-party claims or adverse developments in pending litigation could result in additional cash requirements that could be difficult or impossible to satisfy.

     Gargoyles, Inc., a manufacturer of sunglass and eyewear products headquartered in Lynnwood, Washington, is the third largest sunglass manufacturer in the United States. The Company also has operations in New York State and offices in San Francisco and London.

     This press release contains forward-looking statements concerning the Company's expectations with respect to future operations and its cash requirements and its ability to fulfill them. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, factors described in this press release and those involving business cycles and developments involving consumer products in general and the sunglass industry in particular, the need for continued cooperation of the Company's vendors and its bank, the Company's ability to obtain financing in a timely manner and on acceptable terms, the Company's abilities to reduce expenses as anticipated, and other factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changes in circumstances or changes in the views, estimates or opinions of management that occur after the statements are made. Because of the inherent uncertainty of forward-looking statements and because circumstances or management's views, estimates and opinions may change, investors are cautioned not to place undue reliance on forward-looking statements.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits.

     99.1    Press Release or Registrant dated April 3, 1998


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GARGOYLES, INC.

Date: April 3, 1998

                                        By:   /s/ LEO ROSENBERGER
                                            ------------------------------
                                             Leo Rosenberger
                                             Chief Executive Officer, Chief
                                             Financial Officer

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Exhibit   Index
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Exhibit
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99.1      Press Release of Registrant dated April 3, 1998
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